Filed Pursuant to Rule 424(b)(3)
Registration No. 333-163069

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
SUPPLEMENT NO. 6, DATED SEPTEMBER 27, 2013,
TO THE PROSPECTUS, DATED MAY 1, 2013

This prospectus supplement, or this Supplement No. 6, is part of the prospectus of American Realty Capital New York Recovery REIT, Inc., or the Company, dated May 1, 2013, or the Prospectus, as supplemented by Supplement No. 3, dated July 15, 2013, or Supplement No. 3, Supplement No. 4, dated August 29, 2013, or Supplement No. 4, and Supplement No. 5, dated September 6, 2013, or Supplement No. 5. This Supplement No. 6 replaces, supplements, modifies and supersedes certain information contained in the Prospectus, Supplement No. 3, Supplement No. 4 and Supplement No. 5 and should be read in conjunction with the Prospectus. This Supplement No. 6 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 6 is to, among other things:

•	disclose operating information, including the status of the offering, the shares currently available for sale, information about our follow-on offering and extension of this offering, the status of distributions, information about our share repurchase program, the status of fees paid and deferred, our real estate investment summary and selected financial data;
•	update suitability standards for Iowa investors;
•	update disclosure relating to our management compensation;
•	update disclosure relating to our market overview;
•	update disclosure relating to our affiliates;
•	update disclosure relating to our affiliated transaction best practices policy;
•	update our prior performance information;
•	update our description of real estate investments and financing obligations;
•	update our disclosure relating to potential property investments;
•	update information relating to permitted transfers on death for Puerto Rico and Texas residents;
•	update our Experts section;
•	incorporate certain information by reference;
•	replace Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement; and
•	replace Appendix D – Transfer on Death Designation.

	Supplement No. 6 Page No.	Prospectus Page No.
Operating Information
Status of the Offering	S-2	N/A
Shares Currently Available for Sale	S-2	N/A
Follow-on Offering and Extension of Offering	S-2	N/A
Status of Distributions	S-2	N/A
Share Repurchase Program	S-4	N/A
Status of Fees Paid and Deferred	S-5	N/A
Real Estate Investment Summary	S-6	N/A
Selected Financial Data	S-8	N/A
Prospectus Updates
Investor Suitability Standards	S-9	ii
Prospectus Summary	S-9	18
Estimated Use of Proceeds	S-11	72
Market Overview	S-11	73-74, 77
Management	S-12	96, 101
Management Compensation	S-14	105, 111
Conflicts of Interest	S-16	117-118, 120, 121
Investment Strategy, Objectives and Policies	S-17	132, 134
Description of Real Estate Investments	S-17	144, 146, 164
Prior Performance Summary	S-21	187-191
Summary of Our Organizational Documents	S-25	243
How to Subscribe	S-25	260
Experts	S-25	265
Incorporation of Certain Information by Reference	S-25	266
Subscription Agreements	S-25	C-1-1, C-2-1
Transfer on Death Designation	S-25	D-1
Appendix C-1 — Multi-Offering Subscription Agreement	C-1-1	C-1-1
Appendix C-2 — Multi-Offering Subscription Agreement	C-2-1	C-2-1
Appendix D — Transfer on Death Designation	D-1	D-1

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 150.0 million shares of common stock on September 2, 2010 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On December 9, 2010, we satisfied the general escrow conditions of our public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to our initial investors. On March 6, 2012, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we began accepting subscriptions from all states, including from residents of Pennsylvania.

As of August 31, 2013, we had acquired 19 commercial and residential properties which were 95.2% leased on a weighted average basis as of such date. As of August 31, 2013, we had total real estate investments, at cost, of $773.8 million. As of June 30, 2013, we had incurred, cumulatively to that date, $65.7 million in selling commissions, dealer manager fees and offering costs for the sale of our common stock.

In connection with the extension of our initial public offering described below, we will offer shares of our common stock until the earlier of (i) the sale of all 150.0 million shares offered in the primary portion of our initial public offering (plus any shares reallocated from the 25.0 million shares offered under the DRIP portion of our initial public offering), (ii) March 1, 2014, or (iii) the date the registration statement relating to our proposed follow-on offering is declared effective by the Securities and Exchange Commission, or the SEC.

Shares Currently Available for Sale

On December 15, 2011, we exercised our option to convert all outstanding preferred shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act of 1933, as amended) into 2.0 million shares of common stock on a one-for-one basis. As of August 31, 2013, we had received aggregate gross proceeds of $905.7 million, consisting of $878.0 million from the sale of 89.0 million shares of common stock in our public offering, $10.7 million from the DRIP and $17.0 million from the converted preferred shares.

As of August 31, 2013, there were 92.2 million shares of our common stock outstanding, including restricted stock, converted preferred shares and shares issued under the DRIP. As of August 31, 2013, there were 58.8 million shares of our common stock available for sale, excluding shares available under our DRIP.

Follow-on Offering and Extension of Offering

On August 2, 2013, we filed a registration statement on Form S-11 with the SEC to register a follow-on public offering. Pursuant to the registration statement, we may register 12.5 million shares of our common stock in the primary portion of such follow-on offering, which represent unsold shares that we may carry over from the primary portion of our initial public offering. We also may register 1.25 million shares of common stock pursuant to our DRIP, which represent unsold shares that we may carry over from the DRIP portion of our initial public offering. We do not expect to register any shares in our follow-on offering which would cause the total shares registered by us in our initial public offering and follow-on offering, in the aggregate, to exceed the $1.7 billion initial aggregate registration amount of our initial public offering.

In connection with the filing of such follow-on offering registration statement, we have determined to continue offering shares in our initial public offering beyond September 2, 2013. We currently intend to continue offering shares of common stock in our initial public offering until the earlier of (i) the sale of all 150.0 million shares offered in the primary portion of our initial public offering (plus any shares reallocated from the 25.0 million shares offered under the DRIP portion of our initial public offering), (ii) March 1, 2014, or (iii) the date the registration statement relating to our proposed follow-on offering is declared effective by the SEC.

Status of Distributions

On September 22, 2010, our board of directors declared a distribution rate equal to a 6.05% annualized rate based on the offering price of $10.00 per share of our common stock, commencing December 1, 2010. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The dividend is calculated based on stockholders of record each day during the applicable period at a rate of $0.00165753424 per day.

In conjunction with the offering of the preferred shares, the board of directors declared, on a monthly basis, cumulative cash distributions at the rate of 8% per annum of the $9.00 liquidation preference per share (resulting in a distribution rate of 8.23% of the purchase price of the preferred shares if the purchase price was $8.75 and a distribution rate of 8.47% of the purchase price of the preferred shares if the purchase price was $8.50). The distribution on each of our preferred shares was cumulative from the first date on which such preferred share was issued and we aggregated and paid the distributions monthly in arrears on or about the first business day of each month. On December 15, 2011, we exercised our option to convert the preferred shares into common stock on a one-for-one basis. Therefore, as of December 31, 2011, there are no more preferred shares outstanding. All distributions related to preferred shares have been paid as of December 31, 2011 and therefore no more distributions are owed to the former preferred stockholders.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the six months ended June 30, 2013, distributions paid to common stockholders totaled $8.2 million inclusive of $3.9 million of the value of common stock issued under the DRIP.

During the six months ended June 30, 2013, cash used to pay our distributions was generated from cash flows provided by operations and from common stock issued under the DRIP. We have continued to pay distributions to our stockholders each month since our initial distribution payment in April 2010.

The following table shows the sources for the payment of distributions to common stockholders for the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011:

	Six Months Ended June 30, 2013		Year Ended December 31, 2012		Year Ended December 31, 2011
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distribution paid in cash	$4,216		$3,445		$2,025
Distributions reinvested	3,941		3,528		419
Total distributions	$8,157		$6,703		$2,444
Source of distribution coverage:
Cash flows provided by operations(1)	$4,216	51.7%	$3,029	45.2%	$263	10.8%
Common stock issued under the DRIP/offering proceeds	3,941	48.3%	2,563	38.2%	419	17.1%
Proceeds from issuance of common stock	—	—%	—	—%	431	17.6%
Proceeds from financings	—	—%	1,111	16.6%	1,331	54.5%
Total sources of distributions	$8,157	100.0%	$6,703	100.0%	$2,444	100.0%
Cash flows provided by (used in) operations (GAAP(2) basis)	$4,512		$3,029		$263
Net loss attributable to stockholders (in accordance with GAAP(2))(1)	$(775)		$(6,339)		$(3,419)

(1)	Cash flows provided by operations for the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011 included $0.4 million, $6.1 million and $1.6 million of acquisition- and transaction-related expenses, respectively.
(2)	Accounting principles generally accepted in the United States of America, or GAAP.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from October 6, 2009 (date of inception) through June 30, 2013.

(In thousands)	For the Period from October 6, 2009 (date of inception) to June 30, 2013
Distributions paid:
Preferred stockholders	$2,158
Common stockholders in cash	8,212
Common stockholders pursuant to DRIP/offering proceeds	7,618
Total distributions paid	$17,988
Reconciliation of net loss:
Revenues	$44,566
Acquisition and transaction-related expenses	(9,442)
Depreciation and amortization	(23,452)
Other operating expenses	(9,148)
Other non-operating expenses	(14,823)
Net income attributable to non-controlling interests	3
Net loss (in accordance with GAAP)(1)	$(12,296)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from the DRIP and we generally will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from the DRIP in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate the program at any time upon 30 days’ notice.

The following table reflects the cumulative number of shares repurchased as of December 31, 2012, June 30, 2013 and for the six months ended June 30, 2013:

	Number of Requests	Number of Shares Repurchased	Average Price per Share
Cumulative repurchase requests as of December 31, 2012	11	84,199	$9.56
Six months ended June 30, 2013	12	107,286	9.60
Cumulative repurchase requests as of June 30, 2013(1)	23	191,485	$9.59

(1)	Includes three unfulfilled repurchase requests consisting of 8,347 shares at an average price per share of $9.91, which were approved for repurchase as of June 30, 2013 and completed in July 2013.

Status of Fees Paid and Deferred

The following table reflects the fees and expense reimbursements incurred and unpaid to our dealer manager, advisor and property manager as of and for the periods presented (in thousands):

	Incurred Six Months Ended June 30, 2013	Forgiven Six Months Ended June 30, 2013	Unpaid As of June 30, 2013	Incurred Year Ended December 31, 2012	Forgiven Year Ended December 31, 2012	Unpaid As of December 31, 2012
Selling commissions and dealer manager fees	$37,368	$—	$295	$12,576	$—	$93
Offering costs(1)	1,407	—	151	(1,240)	—	83
Acquisition fees (2)	(825)	—	—	3,607	—	2,018
Financing coordination fees	450	—	—	1,166	—	539
Asset management fees(3)	—	—	—	—	540	—
Distributions related to Class B Units	40	—	28	—	—	—
Property management and leasing fees	—	371	—	—	494	—
Strategic advisory fees	605		151

(1)	Commencing in the first quarter of 2012, our advisor elected to cap cumulative offering costs incurred by us, net of unpaid amounts, to 15% of common stock proceeds during the offering period. To comply with this policy, our advisor reimbursed us for $4.7 million in cash of offering related costs during the year ended December 31, 2012.
(2)	In June 2013, our advisor elected to reimburse us $2.5 million for insourced acquisition expenses and legal reimbursements incurred.
(3)	Asset management fees through June 30, 2012 were waived. Effective July 1, 2012, we began issuing to our advisor restricted performance based Class B units for asset management services, which will be forfeited immediately if certain conditions occur.

Real Estate Investment Summary

Real Estate Portfolio

We acquire and operate commercial properties. All such properties may be acquired and operated by us alone or jointly with another party. As of August 31, 2013, our portfolio of real estate properties was 95.2% leased on a weighted average basis. Our portfolio is comprised of the following properties as of August 31, 2013:

Portfolio Property	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Remaining Lease Term(1)	Base Purchase Price(2)
						(In thousands)
Interior Design Building	Jun. 2010	1	81,082	100.0%	2.9	$32,250
367 – 387 Bleecker Street(3)	Dec. 2010	3	9,724	100.0%	6.5	34,000
Foot Locker	Apr. 2011	1	6,118	100.0%	12.4	6,166
Regal Parking Garage	Jun. 2011	1	12,856	100.0%	20.9	5,400
Duane Reade	Oct. 2011	1	9,767	100.0%	15.2	14,000
416 Washington Street	Nov. 2011	1	22,306	23.2%	3.9	9,860
One Jackson Square	Nov. 2011	1	7,080	100.0%	13.9	22,500
350 West 42nd Street	Mar. 2012	1	42,774	100.0%	13.0	20,700
1100 Kings Highway	May 2012	1	61,318	100.0%	8.1	36,727
163 Washington Avenue Apartments(4)	Sep. 2012	1	41,613	97.6%	1.0	31,500
1623 Kings Highway	Oct. 2012	1	19,960	100.0%	9.5	13,250
256 West 38th Street	Dec. 2012	1	118,815	86.9%	5.0	48,600
229 West 36th Street	Dec. 2012	1	148,894	100.0%	11.8	64,850
350 Bleecker Street	Dec. 2012	1	14,511	100.0%	12.3	10,900
218 West 18th Street	Mar. 2013	1	165,670	83.7%	10.1	112,000
50 Varick Street	July 2013	1	158,573	100.0%	14.9	90,800
333 West 34th Street	Aug. 2013	1	346,728	100.0%	9.9	220,250
Portfolio, August 31, 2013		19	1,267,789	95.2%	9.9	$773,753

(1)	Remaining lease term in years as of August 31, 2013, calculated on a weighted-average basis, where applicable.
(2)	Contract purchase price, excluding acquisition related costs.
(3)	Non-controlling interest holders contributed $13.0 million to purchase this portfolio. We redeemed $12.0 million of an affiliate's non-controlling interest during the year ended December 31, 2012.
(4)	A non-controlling interest holder retained an equity interest in the property with a value of $0.4 million, which is excluded from the cash purchase price of $31.5 million reported above.

We believe that our real estate properties are suitable for their intended purpose and adequately covered by insurance.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we own as of August 31, 2013:

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1) (in thousands)	Annualized Rental Income as a Percentage of the Total Portfolio	Leased Rentable Sq. Ft.	Percent of Portfolio Rentable Sq. Ft. Expiring
September 1, 2013 – December 31, 2013	26	$1,909	3.2%	52,712	4.4%
2014	34	2,229	3.8%	48,812	4.0%
2015	6	3,583	6.1%	135,112	11.2%
2016	10	2,001	3.4%	43,103	3.6%
2017	11	3,071	5.2%	53,367	4.4%
2018	5	1,161	2.0%	34,291	2.8%
2019	2	631	1.1%	22,733	1.9%
2020	7	4,822	8.2%	81,235	6.7%
2021	1	259	0.4%	2,232	0.2%
2022	6	2,859	4.8%	50,899	4.2%
Total	108	$22,525	38.2%	524,496	43.4%

(1)	Annualized rental income as of August 31, 2013 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration

As of August 31, 2013, the following tenant represented greater than 10% of total portfolio rentable square footage.

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
The Segal Company (Eastern States), Inc.	March 2010	February 2025	144,307	$7,633	3% annually	One – five or ten year option

Selected Financial Data

The following selected financial data is as of June 30, 2013 and December 31, 2012 and the six months ended June 30, 2013 and 2012:

Balance sheet data (in thousands)	June 30, 2013	December 31, 2012
Total real estate investments, at cost	$480,755	$360,857
Total assets	760,768	367,850
Mortgage notes payable	232,945	185,569
Revolving credit facility	19,995	19,995
Total liabilities	279,628	225,419
Total equity	481,140	142,431

	Six Months Ended June 30,
Operating data (in thousands, except share and per share data)	2013	2012
Total revenues	$19,232	$6,357
Operating expenses:
Property operating	4,185	850
Acquisition and transaction related	366	1,642
General and administrative	364	81
Depreciation and amortization	10,272	3,366
Total operating expenses	15,187	5,939
Operating income (loss)	4,045	418
Other expenses:
Interest expense	(4,840)	(2,166)
Interest income	1	—
Loss on derivative instrument	4	(1)
Total other expenses	(4,835)	(2,167)
Net loss	(790)	(1,749)
Net loss (income) attributable to non-controlling interests	15	(18)
Net loss attributable to stockholders	$(775)	$(1,767)
Other data:
Cash flows provided by (used in) operations	$4,512	$1,220
Cash flows used in investing activities	(74,202)	(57,080)
Cash flows provided by financing activities	321,928	48,027
Per share data:
Basic and diluted net loss per share attributable to stockholders	$(0.02)	$(0.20)
Distributions declared per common share	$0.605	$0.605
Basic and diluted weighted average common shares outstanding	32,651,655	8,993,841

PROSPECTUS UPDATES

Investor Suitability Standards

The paragraph “Massachusetts, Ohio, Iowa, Oregon, Washington and New Mexico” on page ii of the Prospectus is hereby replaced with the following disclosure.

“Massachusetts, Ohio, Oregon, Washington and New Mexico

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Oregon, Washington or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan feature that allows investors to reinvest in subsequent affiliated programs.

Iowa

•	The maximum investment allowable in us or our affiliates is 10% of an Iowa investor’s liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.”

Prospectus Summary

The disclosure under the sections “Acquisition Fees” and “Acquisition Expenses” on page 18 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Acquisition Fees	We will pay to our advisor or its affiliates 1.0% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and acquisition expenses. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below.	$13,275,000 (or $26,550,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines or $53.1 million assuming the maximum leverage of approximately 75% permitted by our charter)

Acquisition Expenses	We will pay our advisor for expenses actually incurred for services provided by third parties related to selecting, acquiring or developing assets on our behalf, regardless of whether we actually acquire the related assets. Additionally, we may pay such acquisition expenses directly to third parties. We expect such third party acquisition expenses to be approximately 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Additionally, we expect aggregate acquisition expenses to be approximately 0.5% of the purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable the properties in our portfolio) or 0.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to the loans or other investments in our portfolio).	$6,637,500 (or $13,275,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines or $26,550,000 assuming the maximum leverage of approximately 75% permitted by our charter)”
Such acquisition expenses may include, but are not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums. Throughout our acquisition phase, our advisor or its affiliates may provide services directly to us for which it would receive acquisition expenses, or insourced acquisition expenses. However, we will not pay or reimburse any insourced acquisition expenses to our advisor or its affiliates during the life our acquisition phase.
In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of assets exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio).
Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each asset be unreasonable or exceed 4.5% of the contract purchase price of such asset (including our pro rata share of debt attributable to such asset); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.

Estimated Use of Proceeds

Footnotes 5 and 6 to the table in the section “Estimated Use of Proceeds” on page 72 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with making or investing in mortgages or the purchase, development or construction of a property. We will pay to our advisor or its affiliates acquisition fees of 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). These acquisition fees are reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to purchase an asset and presented a detailed investment memorandum to our board of directors for approval. This acquisition fee does not include any acquisition expenses payable to our advisor. Assuming that we incur leverage up to 50% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the maximum acquisition fees would be $26,550,000. Assuming we incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the maximum acquisition fees would be $53.1 million.
(6)	Acquisition expenses may include, but are not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums. We may reimburse our advisor for third party expense or pay third parties directly. Throughout our acquisition phase, our advisor or its affiliates may provide services directly to us for which it would receive insourced acquisition expenses. However, we will not pay or reimburse any insourced acquisition expenses to our advisor or its affiliates during the life our acquisition phase. We expect that such third party acquisition expenses will be approximately 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Total acquisition fees and expenses (including any financing coordination fee) for our portfolio will not exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to our portfolio). Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each asset be unreasonable or exceed 4.5% of the contract purchase price of such asset (including our pro rata share of debt attributable to such asset); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Assuming that we incur leverage up to 50% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the maximum acquisition expenses would be $13,275,000. Assuming we incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the maximum acquisition expenses would be $26,550,000. For a further description of acquisition expenses, see “Management Compensation — Acquisition Expenses” below.”

Market Overview

The section “Acquisition Environment” on pages 73 – 74 of the Prospectus is hereby deleted in its entirety.

The paragraph “New York City Market Overview” on page 74 of the Prospectus is hereby replaced with the following disclosure.

“New York City Office Market Overview

New York City has been called the “financial capital of the world”. Even though Manhattan is an island with less than 23 square miles of land, it is also one of the largest real estate markets in the United States. As depicted under “— New Supply Trends,” the New York City office market contains nearly 400 million square feet of office space, which, according to Cushman and Wakefield, is more than the office space in the central business districts of Chicago, Boston, Los Angeles, San Francisco, Philadelphia, Dallas, Atlanta, and Denver combined. Additionally, Cushman and Wakefield’s Manhattan Capital & Leasing Market Overview for the Second Quarter of 2013 notes that even just the Midtown Manhattan office submarket, between 34th Street and 59th Street, contains more than 200 million square feet in an area that is less than three square miles and holds more office space than any other single city in the country. We intend to focus our efforts on acquiring high quality real estate from distressed sellers in this Midtown Manhattan submarket.”

The first paragraph under the section “New Supply Trends” on page 74 of the Prospectus is hereby replaced with the following disclosure.

“We believe that one of the most attractive characteristics of the New York City real estate market is that new supply is limited. In fact, the actual inventory of office space in New York City has declined since 1992 due to the loss of the World Trade Center and a significant number of conversions of office buildings into residential buildings. While the inventory of existing office space has declined in New York City since 1992, total jobs in New York City have increased more than 10% since 1992 even after factoring in recent job losses, as demonstrated in the above “NYC Employment Trends” table.”

The bullet “No Legacy Issues” on page 77 of the Prospectus is hereby replaced with the following disclosure.

“•	No Legacy Issues: Unlike many existing real estate companies, we own 19 properties, and we are not burdened by problems with previously acquired properties. In addition, our stockholders are not being asked to invest money into previously acquired real estate that is not performing as originally expected.”

Management

The fourth to last sentence of Mr. Bowman’s biography on page 85 of the Prospectus is replaced with the following disclosure:

“Mr. Bowman served as the Chairman of the Board of Colin Cowie Enterprises, a multi-platform digital events and lifestyle company, from its formation in March 2011 until July 2013.”

The first and second full paragraphs on page 96 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“We also pay our advisor or its affiliates acquisition fees equal to 1.0% of the contract purchase price of each asset that we acquire, along with payment of acquisition expenses. This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. In the sole discretion of our advisor, our advisor may elect to have these fees paid in cash, in shares, of a combination of both. In addition, if during the period ending two years after the close of this offering, we sell an asset and then reinvest in other assets, we will pay our advisor or its affiliates 1.0% of the contract purchase price of such assets,; provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable in respect of our reinvestments, individually or in the aggregate, exceed 4.5% of the contract purchase price of such assets individually or in the aggregate; provided, further, however, that our advisor has agreed that (i) it will not be entitled to acquisition fees or payment of acquisition expenses if there are insufficient offering proceeds or capital proceeds to pay such fees or expenses and (ii) such fees or expenses not paid to our advisor will not be accrued and paid in subsequent periods to the extent that there are not sufficient offering or capital proceeds to pay them.

We will pay our advisor for expenses actually incurred for services provided by third parties related to selecting, acquiring or developing assets on our behalf, regardless of whether we actually acquire the related assets. Additionally, we may pay such acquisition expenses directly to third parties. We expect such third party acquisition expenses to be approximately 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Additionally, we expect aggregate acquisition expenses to be approximately 0.5% of the purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to such portfolio). Such acquisition expenses may include, but are not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums. Throughout our acquisition phase, our advisor or its affiliates may provide services directly to us for which it would receive insourced acquisition expenses. However, we will not pay or reimburse any insourced acquisition expenses to our advisor or its affiliates during the life our acquisition phase. In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of assets exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio). Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each asset be unreasonable or exceed 4.5% of the contract purchase price of such asset (including our pro rata share of debt attributable to such asset); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.”

The last paragraph on page 101 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We also will pay to our advisor or its affiliates acquisition fees equal to 1.0% of the contract purchase price of each asset that we acquire. This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. In the sole discretion of our advisor, our advisor may elect to have these fees paid in cash, in shares, or a combination of both. In addition, if during the period ending two years after the close of the offering, we sell an asset and then reinvest in other assets, we will pay to our advisor or its affiliates 1.0% of the contract purchase price of such assets; provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable in respect of any of our reinvestments individually or all of our reinvestments in the aggregate exceed 4.5% of the contract purchase price of such assets.

We will pay our advisor for expenses actually incurred for services provided by third parties related to selecting, acquiring or developing assets on our behalf, regardless of whether we actually acquire the related assets. Additionally, we may pay such acquisition expenses directly to third parties. We expect such third party acquisition expenses to be approximately 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Additionally, we expect aggregate acquisition expenses to be approximately 0.5% of the purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to such portfolio). Such acquisition expenses may include, but are not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums. Throughout our acquisition phase, our advisor or its affiliates may provide services directly to us for which it would receive insourced acquisition expenses. However, we will not pay or reimburse any insourced acquisition expenses to our advisor or its affiliates during the life our acquisition phase. In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of assets exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio). Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each asset be unreasonable or exceed 4.5% of the contract purchase price of such asset (including our pro rata share of debt attributable to such asset); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. See the section entitled “— The Advisor” in this prospectus.”

Management Compensation

The disclosure under the sections “Acquisition Fees” and “Acquisition Expenses” on page 105 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Acquisition Fees	We will pay to our advisor or its affiliates 1.0% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and acquisition expenses. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below.(3)(4)	$13,275,000 (or $26,550,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines or $53.1 million assuming the maximum leverage of approximately 75% permitted by our charter)

Acquisition Expenses	We will pay our advisor for expenses actually incurred for services provided by third parties related to selecting, acquiring or developing assets on our behalf, regardless of whether we actually acquire the related assets. Additionally, we may pay such acquisition expenses directly to third parties. We expect such third party acquisition expenses to be approximately 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Additionally, we expect aggregate acquisition expenses to be approximately 0.5% of the purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the properties in our portfolio) or 0.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to the loans or other investments in our portfolio).	$6,637,500 (or $13,275,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines or $26,550,000 assuming the maximum leverage of approximately 75% permitted by our charter)”
Such acquisition expenses may include, but are not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums. Throughout our acquisition phase, our advisor or its affiliates may provide services directly to us for which it would receive acquisition expenses, or insourced acquisition expenses. However, we will not pay or reimburse any insourced acquisition expenses to our advisor or its affiliates during the life our acquisition phase.
In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of assets exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio).
Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each asset be unreasonable or exceed 4.5% of the contract purchase price of such asset (including our pro rata share of debt attributable to such asset); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.

Footnote 4 to the table in the section “Management Compensation” on page 111 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(4)	These acquisition fees will be payable with respect to reinvestments only if, during the period ending two years after the close of this offering, we sell an asset and then reinvest in other assets; in this event, we will pay our advisor or its affiliates 1.0% of the contract purchase price of each property acquired and 1.0% of the amount advanced for a loan or other investment; provided, however, that in no event shall the aggregate acquisition fees and expenses (including any financing coordination fee) paid in respect of our reinvestments, individually or in the aggregate, exceed 4.5% of the contract purchase price or amount advanced, as applicable, of our reinvestments, individually or in the aggregate (including our pro rata share of debt attributable to our reinvestments).”

Conflicts of Interest

The last paragraph on page 117 of the Prospectus which continues onto page 118 of the Prospectus and the first full paragraph on page 118 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“AR Capital, LLC, the parent of our sponsor, recently entered into a series of reorganization transactions, or the reorganization, in which certain lines of business were reorganized under two parent companies, RCAP Holdings, LLC, which was formerly AR Capital, LLC, and a new AR Capital, LLC. Following the reorganization, RCAP Holdings, LLC became the parent of our dealer manager, our transfer agent and RCS Advisory Services, LLC. The new AR Capital, LLC was formed to continue to sponsor the remaining programs previously sponsored by RCAP Holdings, LLC (formerly, AR Capital, LLC), including us. The new AR Capital, LLC has assumed the role of RCAP Holdings, LLC as the parent of our sponsor and the direct or indirect sponsor of the remaining investment programs previously sponsored by RCAP Holdings, LLC. Our dealer manager and transfer agent are subsidiaries of RCAP Holdings, LLC, which is under common ownership with the new AR Capital, LLC. Each of the new AR Capital, LLC and RCAP Holdings, LLC is controlled directly or indirectly by Nicholas S. Schorsch and William M. Kahane.

Concurrently with the reorganization, each of our dealer manager, our transfer agent and RCS Advisory Services, LLC became a subsidiary of RCS Capital Corporation, a publicly traded holding company listed on the New York Stock Exchange under the symbol “RCAP.” RCAP Holdings, LLC maintains a majority economic interest in each of our dealer manager, our transfer agent and RCS Advisory Services, LLC. RCS Capital Corporation maintains voting control of each of these three entities. RCS Capital Corporation is a controlled company because the substantial majority of the voting power is held by RCAP Holdings, LLC. Because it is a controlled company, RCS Capital Corporation is not required to maintain a board with a majority of its board of directors being independent. Thus, the members of RCAP Holdings, LLC maintain control over the management of each of our dealer manager, our transfer agent and RCS Advisory Services, LLC.

Additionally, in connection with the reorganization, the new AR Capital, LLC entered into a services agreement with RCS Advisory Services, LLC. Pursuant to the services agreement, RCS Advisory Services, LLC will provide us and other programs sponsored directly or indirectly by the new AR Capital, LLC with transaction management (including, without limitation, regulatory advice with respect to the SEC and FINRA, due diligence, event coordination and marketing services) and other services. The services agreement is a related party transaction which was not negotiated at arms-length. The agreement provides for an initial ten-year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory Services, LLC of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

RCAP Holdings, LLC recently entered into an agreement and plan of merger with First Allied Holdings Inc., or First Allied, and other parties to acquire First Allied and its retail broker dealer business. First Allied’s broker dealer is a soliciting dealer for this offering and acts as a soliciting dealer for other offerings sponsored directly or indirectly by AR Capital, LLC. There is no guarantee that the acquisition of First Allied will be consummated; however, should it be consummated, our dealer manager and First Allied, a soliciting dealer for this offering, will be owned by RCAP Holdings, LLC. However, First Allied will maintain the management of all of its business and strategic decisions and RCAP Holdings, LLC will not require First Allied to sell the securities of any offering sponsored by AR Capital, LLC. The individual broker dealers and financial advisors employed by First Allied will determine the suitability of each investment for each client independently based upon the facts and circumstances of each proposed sale.”

The following disclosure is hereby added as the last sentence of the first paragraph under the section “Affiliated Transaction Best Practices Policy” on page 120 of the Prospectus.

“The affiliated transaction best practices policy was created by our dealer manager.”

The following disclosure is hereby inserted as the second paragraph under the section “Affiliated Dealer Manager” on page 121 of the Prospectus.

“In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, Realty Capital Securities submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000. Our dealer manager believes that the matter will not have a material adverse effect on it or its business.”

Investment Strategy, Objectives and Policies

The sixth full bullet on page 132 of the Prospectus under the section “Investment Limitations” is hereby replaced with the following disclosure.

“•	make investments that would cause the related acquisition fees and acquisition expenses to exceed 4.5% of the purchase price of our portfolio or, in the case of all of our mortgage loans, 4.5% of the funds advanced;”

The third paragraph under the section “Disposition Policies” on page 134 of the Prospectus is hereby replaced with the following disclosure.

“In addition, if during the period ending two years after the close of this offering, we sell assets and then reinvest in other assets, we will pay our advisor or its affiliates 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fees) payable in respect of our reinvestments, individually or in the aggregate, exceed 4.5% of the contract purchase price or amount advanced, as applicable, of our reinvestments, individually or in the aggregate (including our pro rata share of debt attributable to our reinvestments).”

Description of Real Estate Investments

The second sentence of the second paragraph under the section “Foot Locker” on page 144 of the Prospectus is hereby replaced with the following disclosure.

“With a population of nearly 1.5 million within a five mile-radius of the property (according to U.S. Census Bureau statistics), this commercial corridor consists of independent businesses and national retailers with diverse retail offerings.”

The first sentence of the second paragraph on page 146 of the Prospectus is hereby replaced with the following disclosure.

“With a population of nearly 1.25 million within a five-mile radius of the property (according to U.S. Census Bureau statistics), the property is located in a commercial corridor containing restaurants, banks, retail stores, grocery stores and hotels, including national retailers.”

The following disclosure is hereby added immediately following the section “218 West 18th Street” on page 164 of the Prospectus.

“50 Varick Street

On July 5, 2013, we closed on the acquisition of an indirect condominium interest in a three-story office and creative studio space located at 50 Varick Street in the Tribeca neighborhood of Manhattan. The seller was Varick Investments S.a.r.l. The seller has no material relationship with the Company and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of the property was $90.8 million, exclusive of closing costs. We funded the purchase price with proceeds from our ongoing initial public offering.

Major Tenants/Lease Expiration

The property contains 158,573 rentable square feet and is 100% leased to a subsidiary of Spring Studios Limited, which guarantees the lease. Spring Studios Limited is a London-based leading provider of creative services to top international fashion, beauty and luxury brands. The lease commences in July 2013 and has a 15-year original lease term. The lease contains rental escalations equal to the Consumer Price Index increase every three years (6% at a minimum, not to exceed 15%) and one ten-year renewal option. The lease is net whereby the tenant is required to pay certain operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease term is $6.5 million.

The table below sets forth the occupancy rate and the average effective annual rent per rented square foot as of December 31 for each of the last five years:

	2012(1)	2011(1)	2010(1)	2009(1)	2008(1)
Occupancy	N/A	N/A	N/A	N/A	N/A
Average effective annual rent per rented square foot	N/A	N/A	N/A	N/A	N/A

(1)	Spring Studios Limited’s lease began on July 5, 2013. Accordingly no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We have $12.5 million of tenant improvements scheduled for the year ended December 31, 2013. We received a credit from the seller for the guaranteed maximum renovation completion costs of $12.5 million.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes payable on the property for the calendar year 2013 are expected to be $0.3 million at a rate of 10.288%.

We believe that the property is a well-positioned, recently renovated office and creative studio space operated by an industry leader in operating creative studio facilities and consulting to companies in the international fashion, beauty and luxury goods industries with acceptable roadway access. The property will be subject to competition from similar properties within its respective market area and the economic performance of the single tenant and its operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the property, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

333 West 34th Street

On August 9, 2013, we closed on the fee simple interest in an institutional-quality office building located in Midtown Manhattan. The seller of the property was 333W34 SLG Owner LLC, a subsidiary of SL Green Realty Corp. The seller has no material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of the property was $220.3 million, exclusive of closing costs. We made a $20.0 million nonrefundable deposit upon the execution of the purchase and sale agreement. We funded the purchase price of the property with proceeds from our ongoing initial public offering.

The property contains 346,728 rentable square feet and is 100% leased to four tenants: The Segal Company (Eastern States), Inc.; The Metropolitan Transportation Authority; Godiva Chocolatier Inc.; and Sam Ash New York Megastores, LLC.

Major Tenants/Lease Expirations

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized cash rental income for the four tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet(1)		Annualized Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
The Segal Company (Eastern States), Inc.	March 2010	February 2025	144,307	(2)	$7,633	3% annually	One – five or ten year option(3)
The Metropolitan Transportation Authority	June 2010	January 2021(4)	130,443	(2)	$3,371	15% in 6th lease year(5)	Two – five year options
Godiva Chocolatier Inc.	March 2011	February 2027	42,290		$1,480	11.4% in 5th lease year and 12.8% in 10th lease year	One – five year option
Sam Ash New York Megastores, LLC	December 2012	September 2028	29,688		$1,382	9.3% in 5th lease year and 9.4% in 10th lease year	One – five year option

(1)	Excludes 2,090 square foot building management office and 599 square feet of storage space.
(2)	The Metropolitan Transportation Authority is contractually obligated to surrender 17,503 rentable square feet of the 5th floor to The Segal Company (Eastern States), Inc. in 2015.
(3)	Includes space required to be rented of 17,503 rentable square feet to be surrendered to the Segal Company (Eastern States), Inc. in 2015.
(4)	Early termination at the tenant’s option available in January 2015.
(5)	Rental escalation is exclusive of 17,503 rentable square feet that will be surrendered to the Segal Company (Eastern States), Inc. in 2015.

The table below sets forth the occupancy rate and the average effective annual rent per rented square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009(1)	2008(1)
Occupancy	100.0%	91.4%	74.2%	N/A	N/A
Average effective annual rent per rented square foot	$39.37	$38.02	$38.51	N/A	N/A

(1)	The Metropolitan Transportation Authority, The Segal Company (Eastern States), Inc., Godiva Chocolatier Inc. and Sam Ash New York Megastores, LLC took possession of their leased spaces in June 2010, March 2010, March 2011 and December 2012, respectively. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes payable on the property for the calendar year 2013 are expected to be $1.4 million at a rate of 10.288%.

We believe that the property is well located, has acceptable roadway access and is well maintained. The property is subject to competition from similar properties within its respective market area and the economic performance of the tenants of the property could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the property, nor, after reasonable inquiry, are we of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.”

The following disclosure hereby replaces the section entitled “Financing Obligations — Capital One Credit Facility” on page 164 of the Prospectus.

“Capital One Credit Facility

In August 2013, we, through our through our indirect wholly owned subsidiaries, entered into a credit agreement relating to a new $220.0 million credit facility, which provides for aggregate revolving loan borrowings of up to $110.0 million and aggregate term loan borrowings of up to $110.0 million. Through an “accordion feature,” the Company, subject to certain conditions, may increase borrowings under the credit facility to up to $325.0 million. We have guaranteed the obligations under the credit facility. We expect to use the financing available under the credit facility along with cash on hand from ongoing operations to finance portfolio acquisitions and for general corporate purposes. Capital One, National Association is the administrative agent, letter of credit issuer and swingline lender under the Credit Facility and the lending syndicate is comprised of U.S Bank National Association, Key Bank National Association, TD Bank, N.A. and People’s United Bank.

Capital One, National Association has previously been a lender to us and was the administrative agent under our previous credit facility.

The term loan component of the credit facility will mature on August 20, 2018 and the revolving loan component will mature on August 20, 2016. Both the term loan component and the revolving loan component of the credit facility contain extension options to obtain additional commitments in minimum increments of $25.0 million, provided aggregate borrowings under the credit facility do not exceed $325.0 million.

We will have the option, based upon our corporate leverage, its consolidated net worth and a minimum number of borrowing base properties in the borrowing base, to have the credit facility priced at either: (a) LIBOR, plus an applicable margin that ranges from 1.50% to 2.75%; or (b) the Base Rate, plus an applicable margin that ranges from 0.50% to 1.75%. Base Rate is defined in the credit facility as the greatest of (i) the fluctuating annual rate of interest announced from time to time by Capital One, National Association as its “prime rate,” (ii) 0.5% above the federal funds effective rate and (iii) 1.0% above the applicable one-month LIBOR.

The credit facility provides for monthly interest payments for each Base Rate loan and periodic payments for each LIBOR loan, based upon the applicable LIBOR loan period, with all principal outstanding being due on the maturity date. The credit facility may be prepaid at any time, in whole or in part, without premium or penalty. In the event of a default, the lenders have the right to terminate their obligations under the credit facility and to accelerate the payment on any unpaid principal amount of all outstanding loans. We, certain of our subsidiaries and certain subsidiaries of our operating partnership have guaranteed or may guarantee the obligations under the credit facility on an unsecured basis.”

Prior Performance Summary

The section “Programs of Our Sponsor” on pages 187 – 191 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT for federal income tax purposes. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of August 31, 2013, PE-ARC had received aggregate gross offering proceeds of $894.1 million which includes the sale of 90.3 million shares of common stock in its public offering and $10.0 million from its distribution reinvestment program. As of August 31, 2013 PE-ARC had acquired 53 properties, 20 of which are held through a 54% owned joint venture, and had total real estate investments at cost of $771.5 million. As of June 30, 2013, PE-ARC had incurred, cumulatively to that date, $69.7 million in offering costs for the sale of its common stock and $11.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of

August 31, 2013, ARC HT had received aggregate gross offering proceeds of $1.8 billion which includes the sale of 174.5 million shares in its public offering and $35.6 million from its distribution reinvestment plan. As of August 31, 2013, ARC HT had acquired 84 commercial properties, for a purchase price of $1.1 billion. As of June 30, 2013, ARC HT had incurred, cumulatively to that date, $197.6 million in offering costs for the sale of its common stock and $17.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of August 31, 2013, ARC RCA had received aggregate gross proceeds of $40.3 million which includes the sale of 4.1 million shares in its public offering and $0.3 million from its distribution reinvestment plan. As of August 31, 2013, ARC RCA had acquired two properties for a purchase price of $54.2 million. As of June 30, 2013, ARC RCA has incurred, cumulatively to that date, $10.2 million in offering costs for the sale of its common stock and $1.0 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013, ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of August 31, 2013, ARC DNAV had received aggregate gross proceeds of $17.5 million which includes the sale of 1.8 million shares in its public offering and $0.2 million from its distribution reinvestment plan. As of August 31, 2013, ARC DNAV had acquired ten properties with total real estate investments, at cost, of $29.5 million. As of June 30, 2013, ARC DNAV had incurred, cumulatively to that date, $5.2 million in offering costs from the sale of its common stock and $0.7 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plans of Merger on March 1, 2013.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The

NASDAQ Capital Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. In aggregate, through August 31, 2013, ARCP has received $1,056.4 million of proceeds from the sale of common and convertible preferred stock. As of August 31, 2013, ARCP owned 1,211 single-tenant, including the properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $3.0 billion. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT IV. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. On September 26, 2013, the closing price per share of common stock of ARCP was $12.51.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of August 31, 2013, ARC Global received aggregate gross proceeds of $75.8 million which includes the sale of 7.7 million shares in its public offering and $0.4 million from its distribution reinvestment plan. As of September 4, 2013, ARC Global had acquired eight properties with an aggregate base purchase price of $70.0 million. As of June 30, 2013, ARC Global had incurred, cumulatively to that date, $8.2 million in offering costs for the sale of its common stock and $1.5 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of August 31, 2013, ARCT IV received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT IV. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. As of August 31, 2013, ARCT IV owned 1,191 freestanding properties at an aggregate purchase price of $2.1 billion. As of June 30, 2013, ARCT IV had incurred, cumulatively to that date, $197.3 million in offering costs for the sale of its common stock and $29.2 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which was declared effective by the SEC on February 14, 2013. As of August 31, 2013, ARC HT II received aggregate gross proceeds of $74.0 million from the sale of 3.0 million shares in its public offering and $0.2 million from its distribution reinvestment plan. As of August 31, 2013, ARC HT II had acquired six properties with a purchase price of $41.9 million. As of June 30, 2013, ARC HT II had incurred, cumulatively to that date, $5.0 million in offering costs for the sale of its common stock and $0.1 million for acquisition costs related to its portfolio of properties.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC RFT filed its registration statement publicly with the SEC on January 22, 2013, which was declared effective by the SEC on February 12, 2013. As of August 31, 2013, ARC RFT received aggregate gross proceeds of $9.7 million from the sale of 0.4 million shares in its public offering. As of August 31, 2013, ARC RFT’s investments, at original cost, were $3.9 million. As of June 30, 2013, ARC RFT had incurred, cumulatively to that date, $2.3 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARCT V filed its registration statement publicly with the SEC on March 6, 2013, which was declared effective by the SEC on April 4, 2013. As of August 31, 2013, ARCT V received aggregate gross proceeds of $1.2 billion from the sale of 47.4 million shares in its public offering and $3.1 million from its distribution reinvestment plan. As of August 31, 2013, ARCT V owned 35 freestanding properties at an aggregate purchase price of $123.2 million. As of June 30, 2013, ARCT V had incurred, cumulatively to that date, $46.9 million in offering costs for the sale of its common stock and $0.1 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PE-ARC II was incorporated on June 5, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. PE-ARC II filed its registration statement with the SEC on August 13, 2013, which has not yet been declared effective by the SEC. As of July 1, 2013, PE-ARC II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of August 31, 2013, PE-ARC II had not acquired any properties. As of July 1, 2013, PE-ARC II had incurred, cumulatively to that date, $0.01 million in offering costs for the sale of its common stock.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HOST filed its registration statement with the SEC on August 16, 2013, which has not yet been declared effective by the SEC. As of August 7, 2013, ARC HOST received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of August 31, 2013, ARC HOST had not acquired any properties. As of August 7, 2013, ARC HOST had incurred, cumulatively to that date, $0.6 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of August 31, 2013, BDCA had raised gross proceeds of $456.3 million which includes the sale of 42.4 million shares in its public offering and $6.9 million from its distribution reinvestment plan. As of August 31, 2013, BDCA’s investments, at original cost, were $576.5 million. As of June 30, 2013, BDCA had incurred, cumulatively to that date, $6.9 million in offering costs for the sale of its common stock.”

Summary of Our Organizational Documents

The third bullet on page 243 of the Prospectus is hereby replaced with the following disclosure.

“•	make total portfolio investments in properties or mortgage loans if the related acquisition fees and acquisition expenses to exceed 4.5% of the purchase price of our portfolio or, in the case of mortgage loans, 4.5% of the funds advanced;”

How to Subscribe

The fourth sentence of the last paragraph on page 260 of the Prospectus is hereby replaced with the following disclosure.

“This option, however, is not available to residents of Louisiana, Puerto Rico or Texas.”

Experts

The following disclosure is added to the end of the section “Experts” on page 265 of the Prospectus.

“The statement of revenues and certain expenses of the West 18th Street Property incorporated by reference in this prospectus and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.”

Incorporation of Certain Information by Reference

The following disclosure hereby replaces in its entirety the third paragraph and the four bullet points that follow under the heading “Incorporation of Certain Information by Reference” on page 266 of the Prospectus.

“The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 7, 2013;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 10, 2013 and August 13, 2013, respectively;
•	Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on January 2, 2013, January 16, 2013, February 8, 2013, March 13, 2013 and March 28, 2013, April 11, 2013, May 5, 2013; June 10, 2013; July 1, 2013; July 9, 2013; August 12, 2013; August 13, 2013; August 22, 2013; September 20, 2013; and September 24, 2013;
•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2013; and
•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 30, 2012, including any subsequently filed amendments and reports filed for the purpose of updating such description.”

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 6 as Appendix C-1.

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised form of multi-offering subscription agreement attached to this Supplement No. 6 as Appendix C-2.

Transfer on Death Designation

The transfer on death designation included in this Supplement No. 6 as Appendix D hereby replaces Appendix D to the Prospectus.

Appendix C-1

American Realty Capital
New York Recovery REIT

American Realty Capital New York Recovery REIT SUBSCRIPTION AGREEMENT

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")**

▸ State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ______________

Investment Amount

$ ____________________

▸ *$2,500 minimum investment*
▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**
▸ **Make checks payable to:** American Realty Capital New York Recovery REIT, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ______________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ______________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ______________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

C-1-2

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Tennessee investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital New York Recovery REIT, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama and Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Daily Net Asset Value Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution

Mailing Address

City, State, Zip

Account #

Bank's ABA/Routing #

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital New York Recovery REIT, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital New York Recovery REIT, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital New York Recovery REIT, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital New York Recovery REIT, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital New York Recovery REIT, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ____________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ____________________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/We acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the NYRR offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in NYRR shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in NYRR shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).*		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the NYRR offering with the Securities Division.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in the NYRR offering and other similar offerings.		
Tennessee residents only: In addition to the suitability requirements described above, investors' maximum investment in NYRR shares and its affiliates shall not exceed 10% of the resident's net worth.		
Massachusetts, Ohio, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYRR and its affiliates cannot exceed 10% of the Massachusetts, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in NYRR shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities.		
Iowa residents only: The maximum investment allowable in NYRR or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
Pennsylvania or Michigan residents only: A Pennsylvania or Michigan investor cannot invest more than 10% of his or her net worth in NYRR.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in NYRR should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).*		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering.

C-1-4

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) ____________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date
Signature of Joint Owner, if applicable	Print Name	Date

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-5

C-1-6

C-1-7

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

American Realty Capital New York Recovery REIT, Inc.
c/o DST Systems, Inc
430 W. 7th Street, Kansas City, MO 64105-1407

For Overnight Deliveries

American Realty Capital New York Recovery REIT, Inc.
c/o DST Systems, Inc
430 W. 7th Street, Kansas City, MO 64105-1407

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (877) 373-2522 | Facsimile: (646) 861-7793

FOR COMPANY USE ONLY:

Amount

Date

Check/Wire#

Account #

Registered Representative #

Firm #

Custodian ID#

Transfer Agent Reviewer

C-1-8

Appendix C-2

ARC Global | ARC DailyNAV | ARCT V | ARC-HT II | NYRR | ARC Retail | ARC RFT | BDCA | PE-ARC

EFFECTIVE SEPTEMBER 25, 2013
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Multi-Offering
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING.
IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Investment		Investment Amount
☐ **American Realty Capital Global Trust, Inc. ("ARC Global")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail** (or) ☐ *Institutional*** ☐ Additional Investment: ☐ *Retail** (or) ☐ *Institutional*** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Trust V, Inc. ("ARCT V")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - ▸ **For ARC Global, ARC Daily NAV** *(except ARC Daily NAV investors in OH and PA)*, **ARCT V, ARC-HT II, ARC Retail** *(except ARC Retail investors in PA)*, **NYRR, ARC RFT** *(except ARC RFT investors in OH, PA or WA)*, **BDCA and PE-ARC, make checks payable to the respective offering:** American Realty Capital Global Trust, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Trust V, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc.
  - ▸ **For ARC Retail investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - ▸ **For ARC Daily NAV investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - ▸ **For ARC RFT investors in OH, PA or WA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
  State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.*
  Name of Executor: ______
  Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
  Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______
  Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ____________________

Name of Custodian or Trustee ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone ____________________

Custodian/Trust/Business Entity Tax ID# ____________________

Account # ____________________

Name of Custodian or Other Administrator ____________________

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID # ____________________

Legal Address (No P.O. Boxes) ____________________

City, State, Zip ____________________

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ____________________ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ____________________

Entity Name ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID# ____________________

If Non-U.S. Citizen, specify Country of Citizenship ____________________

Mailing Address (if different than legal address) ____________________

City, State, Zip ____________________

Home Phone ____________________

Business Phone ____________________

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ____________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):__________

Account No. (required):__________

☐ Foreign national identity documents Bank Name (required):__________

Phone No. (required):__________

Number for the document checked above and country of issuance: __________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

C-2-3

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Footnotes:

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stock-holder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Trust V, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL TRUST V, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Trust V, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

▸ *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Dividend Reinvestment Plan**[3] *Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-4

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______

Mailing Address ______

City, State, Zip ______

Account # ______

Bank's ABA/Routing # ______

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **ARC Realty Finance Trust, Inc.** ☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______ Date (mm/dd/yyyy) ______

Co-Owner Signature (if applicable) ______ Date (mm/dd/yyyy) ______

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.		

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-5

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Investors of ALL Offerings *(Continued)*:		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		
For American Realty Capital Global Trust, Inc. ("ARC Global") Investors Only:		
I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global shares will be limited to 10% of the investor's liquid net worth.		
Ohio, Oregon, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Oregon, Washington, New Jersey or New Mexico resident's net worth. An Ohio investor's aggregate investment in the ARC Global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Global offering cannot exceed 10% of his or her net worth.		
Iowa residents only: The maximum investment allowable in ARC Global or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Global should not exceed 10% of the investor's net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.

C-2-6

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. For Ohio investors, ARC Daily NAV will not release subscriptions from escrow until it has received $20,000,000 in subscriptions in other jurisdictions.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Daily NAV offering cannot exceed 10% of his or her net worth. ARC Daily NAV will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		
For American Realty Capital Trust V, Inc. ("ARCT V") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARCT V, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARCT V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT V offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARCT V shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARCT V shares will be limited to 10% of their net worth *(exclusive of home, home furnishings and automobile)*.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the shares in the ARCT V offering as registered with the Securities Division.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARCT V and its affiliates cannot exceed 10% of the investor's net worth.		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT V and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARCT V shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

C-2-7

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Trust V, Inc. ("ARCT V") Investors Only *(Continued)*:		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARCT V.		
Iowa residents only: The maximum investment allowable in ARCT V or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT V offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT V offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: Investors who reside in the state of New Jersey must have either (i) a minimum liquid net worth of $100,000 and a minimum annual gross income of not less than $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in ARCT V, its affiliates and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.		

For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only:	Owner	Co-Owner
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC-HT II should not exceed 10% of the investor's net worth		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. It shall be unsuitable for an Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II.		
Iowa residents only: The maximum investment allowable in ARC-HT II or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $85,000 or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's total investment in the ARC-HT II offering and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC-HT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-8

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC-HT II offering shall not exceed 10% of the investor's liquid net worth		
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:		
I/we acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the NYRR offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYRR and its affiliates cannot exceed 10% of the Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in NYRR shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities.		
Iowa residents only: The maximum investment allowable in NYRR or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
Pennsylvania Residents only: A Pennsylvania investor's maximum investment in the NYRR offering cannot exceed 10% of his or her net worth.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in NYRR should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering.		
For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth.		

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-9

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only *(Continued)*:		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Retail offering cannot exceed 10% of his or her net worth. ARC Retail will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
For ARC Realty Finance Trust ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC RFT offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. For Ohio investors, ARC RFT will not release subscriptions from escrow until it has received $20,000,000 in subscriptions from other jurisdictions.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARC RFT. ARC RFT cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC RFT or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
Nebraska residents only: Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the investor's net worth.

C-2-10

6 Continued

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For ARC Realty Finance Trust ("ARC RFT") Investors Only *(Continued)*:		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC RFT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in ARC RFT and that they meet one of the general suitability standards described above.		
Washington residents only: ARC RFT cannot accept subscriptions from Washington residents until it raises $10,000,000 from other jurisdictions.		
For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa and New Jersey investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.

C-2-11

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: It shall be unsuitable for an Ohio investor's aggregate investment in shares of BDCA, its affiliates and in other non-traded business development company programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth.		
For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in PE-ARC should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Oregon, Pennsylvania or Washington resident's net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor's liquid net worth.		
New Mexico residents only: Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC.		
Iowa residents only: Investors must have either (a) a net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (b) an annual gross income of at least $100,000 and a net worth of at least $100,000 (exclusive of home, home furnishings and automobiles). The investor's total investment in the PE-ARC offering should not exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Ohio residents only: In addition to the general suitability requirements described above, Ohio investors may not invest more than 10% of their liquid net worth in PE-ARC, its affiliates and in other non-traded real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-12

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA.

NOTE: The APP may not be available in certain states for certain products. Please consult the product's individual subscription agreement to confirm.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) ____________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date
Signature of Joint Owner, if applicable	Print Name	Date

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-13

C-2-14

C-2-15

C-2-16

C-2-17

APPENDIX D
TRANSFER ON DEATH DESIGNATION
American Realty Capital New York Recovery REIT, Inc.
TRANSFER ON DEATH FORM (TOD)
This form is NOT VALID for Trust or IRA accounts.
Both pages of this form must accompany the subscription agreement.

As our transfer agent, American National Stock Transfer, LLC, is located in New York, and thus, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of New York. Any beneficiary wanting to purchase additional shares of common stock of American Realty Capital New York Recovery REIT, Inc. must meet applicable suitability standards. PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana, Puerto Rico or Texas.
2.	Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.
3.	Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4.	Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.
7.	Transfer to designated beneficiaries upon the owner’s death:
a.	Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.
b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.

c.	Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes (“LDPS”) in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.
d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.
8.	Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website www.americanrealtycap.com/materials/or from your registered representative.
9.	Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.
a.	Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify American Realty Capital New York Recovery REIT, Inc. of the desired change in writing as specified in paragraph 8 above.
b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.
c.	Dividends, interest, capital gains, and other distributions after the account owner’s death:
i.	Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
ii.	Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
10.	TOD registrations may not be made irrevocable.

A — STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

Stockholder Name	Mr. ☐	Mrs. ☐	Ms. ☐	First	Middle	Last
Co-Stockholder Name (if applicable)	Mr. ☐	Mrs. ☐	Ms. ☐	First	Middle	Last
Social Security Number(s) of Stockholder(s)				Stockholder	Co-Stockholder
Daytime Telephone				State of Residence	(Not accepted from residents of Louisiana, Puerto Rico or Texas)

B — TRANSFER ON DEATH (Not permitted in Louisiana, Puerto Rico or Texas)

I (we) authorize American Realty Capital New York Recovery REIT, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
☐	Lineal Descendents per Stirpes (“LDPS”): Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C — SIGNATURE

By signing below, I (we) authorize American Realty Capital New York Recovery REIT, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless American Realty Capital New York Recovery REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, American Realty Capital New York Recovery REIT, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that American Realty Capital New York Recovery REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of American Realty Capital New York Recovery REIT, Inc.

Signature — Investor (Required) Date	Signature — Co-Investor (If Applicable) Date